Exhibit 99.1

AMBRELL CORPORATION AND SUBSIDIARIES

Consolidated Financial Statements as of

December 31, 2016 and 2015

Together with

Independent Auditor’s Report

INDEPENDENT AUDITOR’S REPORT
171 Sully's Trail, Suite 201 Pittsford, New York 14534 p (585) 381-1000 f (585) 381-3131 www.bonadio.com

August 1, 2017

To the Board of Directors and

Stockholders of Ambrell Corporation:

We have audited the accompanying consolidated financial statements of Ambrell Corporation (a New York corporation) and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2016 and 2015 and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ambrell Corporation and Subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

ALBANY  ●  BATAVIA  ●  BUFFALO  ●  EAST AURORA  ●  GENEVA  ●  NYC  ●  ROCHESTER  ●  RUTLAND, VT  ●  SYRACUSE  ●  UTICA

AMBRELL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2016 AND 2015

	2016	2015

ASSETS

CURRENT ASSETS:
Cash	$1,572,589	$2,846,229
Accounts receivable, net	3,652,601	2,154,412
Inventory, net	1,780,863	2,027,955
Prepaid expenses and other current assets	184,442	157,269
Forward contract receivable	-	885
Deferred tax asset	374,097	275,519

Total current assets	7,564,592	7,462,269

PROPERTY AND EQUIPMENT, net	718,099	765,587
GOODWILL, net	2,749,661	3,128,925
INTANGIBLE ASSETS, net	7,196,350	8,188,950

	$18,228,702	$19,545,731

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$464,286	$464,286
Accounts payable	1,095,013	744,512
Accrued expenses and other current liabilities	1,347,779	1,074,556
Merger transaction payable	62,517	62,517
Customer advances	534,727	1,000,973
Forward contract payable	573	-

Total current liabilities	3,504,895	3,346,844

DEFERRED TAX LIABILITY	2,410,494	2,577,410
LONG-TERM DEBT, net of current portion	1,586,309	2,050,595

Total liabilities	7,501,698	7,974,849

STOCKHOLDERS' EQUITY:
Common stock	14,291,010	14,291,010
Accumulated other comprehensive income (loss)	17,462	(161,906)
Accumulated deficit	(3,581,468)	(2,558,222)

Total stockholders' equity	10,727,004	11,570,882

	$18,228,702	$19,545,731

The accompanying notes are an integral part of these statements.

AMBRELL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015

SALES	$20,183,243	$18,552,852

COST OF GOODS SOLD	11,386,862	9,617,691

Gross profit	8,796,381	8,935,161

OPERATING EXPENSES:
Marketing and selling	4,257,705	5,548,317
Research and development	704,924	1,062,736
General and administrative	3,312,857	2,727,497
Amortization expense	1,371,864	1,399,049

Total operating expenses	9,647,350	10,737,599

Loss from operations	(850,969)	(1,802,438)

OTHER INCOME (EXPENSE):
Interest expense	(99,865)	(83,919)
Interest income	29,117	7,726
Foreign currency loss	(285,865)	(45,352)
Loss on disposal of property and equipment	(1,988)	(4,262)

Total other expense, net	(358,601)	(125,807)

LOSS BEFORE BENEFIT FROM INCOME TAXES	(1,209,570)	(1,928,245)

BENEFIT FROM INCOME TAXES	186,324	308,118

NET LOSS	$(1,023,246)	$(1,620,127)

The accompanying notes are an integral part of these statements.

AMBRELL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015

NET LOSS	$(1,023,246)	$(1,620,127)

OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized gain (loss) on forward contract	(791)	(22,207)
Foreign currency translation gain (loss)	180,159	(204,539)

Total other comprehensive income (loss)	179,368	(226,746)

TOTAL COMPREHENSIVE LOSS	$(843,878)	$(1,846,873)

The accompanying notes are an integral part of these statements.

AMBRELL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

			Other
	Common Stock		Comprehesive	Accumulated
	Shares	Amount	Income (Loss)	Deficit	Total

Balance, December 31, 2014	100	$14,291,010	$64,840	$(938,095)	$13,417,755

Forward contract loss (net of tax benefit of approximately $9,700)	-	-	(22,207)	-	(22,207)

Foreign currency translation loss	-	-	(204,539)	-	(204,539)

Net loss	-	-	-	(1,620,127)	(1,620,127)

Balance, December 31, 2015	100	$14,291,010	$(161,906)	$(2,558,222)	$11,570,882
				-	-
Forward contract loss (net of tax benefit of approximately $600)	-	-	(791)	-	(791)

Foreign currency translation loss	-	-	180,159	-	180,159

Net loss	-	-	-	(1,023,246)	(1,023,246)

Balance, December 31, 2016	100	$14,291,010	$17,462	$(3,581,468)	$10,727,004

The accompanying notes are an integral part of these statements.

AMBRELL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(1,023,246)	$(1,620,127)
Adjustments to reconcile net loss to net cash flow from operating activities:
Depreciation and amortization of property and equipment	295,814	281,261
Amortization of intangibles	992,600	992,600
Amortization of goodwill	379,264	406,449
Obsolescence reserve	2,876	79,030
Loss on disposal of fixed assets	1,988	4,262
Gain on sale of demonstration equipment	(154,372)	(101,337)
Deferred tax benefit	(137,192)	(426,651)
Bad debt expense (recovery)	(155,116)	248,867
Changes in:
Accounts receivable	(1,435,752)	512,469
Inventory	313,740	234,943
Prepaid expenses and other current assets	(158,061)	652,587
Accounts payable	373,095	111,508
Accrued expenses and other current liabilities	303,953	(6,832)
Merger transaction payable	-	(906,000)
Customer advances	(442,353)	599,357

Net cash flow from operating activities	(842,762)	1,062,386

CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(315,911)	(261,153)
Proceeds from sale of demonstration equipment	205,372	121,390

Net cash flow from investing activities	(110,539)	(139,763)

CASH FLOW FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(464,286)	(464,286)

Net cash flow from financing activities	(464,286)	(464,286)

EFFECT OF EXCHANGE RATE CHANGE ON CASH	143,947	(495,707)

CHANGE IN CASH	(1,273,640)	(37,370)

CASH - beginning of period	2,846,229	2,883,599

CASH - end of period	$1,572,589	$2,846,229

The accompanying notes are an integral part of these statements.

AMBRELL CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2016 AND 2015

1.	The Company

Ambrell Corporation and Subsidiaries (collectively, “the Company”) is engaged in worldwide marketing, manufacturing and research and development activities related to induction heating equipment.

Ambrell Corporation

Ambrell Corporation (Ambrell Corp) is a wholly-owned subsidiary of Ambrell Holdings, LLC located in Scottsville, NY. Ambrell Corp is engaged in worldwide marketing, manufacturing and research and development activities related to induction heating equipment.

Ambrell BV

Ambrell B.V. (BV) is a wholly-owned subsidiary of Ambrell Corp and is located in the Netherlands.

Ambrell Limited

Ambrell Limited (LTD) is a wholly-owned subsidiary of Ambrell Corp and is located in England.

Ambrell SARL

Ambrell SARL (SARL) is a wholly-owned subsidiary of Ambrell Corp and is located in France.

On May 24, 2017, the Company was acquired by inTEST Corporation pursuant to a Stock Purchase Agreement. The purchase price for the Company was $22 million in cash paid at closing, subject to a customary post-closing working capital adjustment. Additional consideration in the form of earnouts, which in aggregate are capped at $18 million, may be paid based upon a multiple of adjusted EBITDA for 2017 and 2018.

2.	Summary of Significant Accounting Policies

Basis of Accounting

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The consolidated financial statements include the accounts of Ambrell Corp and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

2.	Summary of Significant Accounting Policies (Continued)

Foreign Currency Translation

The functional currencies of the Company's foreign operations are the local currencies. The financial statements of the Company's foreign subsidiaries have been translated into U.S. dollars. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Income statement amounts have been translated using the average exchange rate for each period. Accumulated net translation adjustments have been reported separately in other comprehensive income (loss) in the consolidated financial statements.   Foreign currency transaction gains and losses are included in operations as realized.

Cash

Cash consists of bank demand deposit accounts that, at times, may exceed federally insured limits and the Company’s deposits in foreign countries are not federally insured. The Company has not experienced any losses in these accounts and believes it is not exposed to any significant credit risk with respect to cash.

Accounts Receivable

The Company provides credit in the normal course of business to the majority of its customers. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company maintains allowances for doubtful customer accounts for estimated losses resulting from the inability of its customers to make required payments. Allowances are estimated based upon historical experience, known or suspected financial condition of customers and current economic conditions. The allowance for doubtful accounts totaled approximately $222,102 and $384,234 at December 31, 2016 and 2015, respectively.

Inventory

Inventory is comprised of raw materials, work-in-process, finished goods, and short-term rental and demo equipment recorded at the lower of cost, determined on a first-in first-out basis, or market.

Property and Equipment

Property and equipment is recorded at cost. Depreciation and amortization is provided using the straight-line method over the shorter of the lease term or estimated useful life for leasehold improvements and over the estimated useful lives of the remaining assets, which range from three to seven years.

At the time property and equipment is replaced, retired, or otherwise disposed of, the cost and related accumulated depreciation are removed from their respective accounts and any gain or loss is included in income. Expenditures for repairs and maintenance are charged to operations as incurred.

Long-Lived Assets

The Company assesses its long-lived assets for impairment when events or circumstances indicate their carrying amounts may not be recoverable by comparing the expected undiscounted future cash flows of the assets with the respective carrying amount as of the date of assessment. Should aggregate future cash flows be less than the carrying value, a write-down would be required, measured as the difference between the carrying value and the fair value of the asset. If the expected undiscounted future cash flows exceed the respective carrying amount as of the date of assessment, no impairment is recognized. No impairment of long-lived assets was recognized during the years ended December 31, 2016 and 2015.

2.	Summary of Significant Accounting Policies (Continued)

Goodwill

Goodwill represents the excess of the acquisition price over fair value of net assets acquired through business combinations. The Company amortizes goodwill on a straight-line basis over a 10 year period. When events or circumstances indicate that goodwill may be impaired, goodwill is tested for impairment at the entity level. Impairment, if any, will be recognized for the difference between the fair value of the Company and its carrying amount and will be limited to the carrying amount of goodwill.

Intangible Assets

Intangible assets consist of customer relationships, trade names, technology, and In-Process Research and Development (IPR&D). The intangible assets are amortized using the straight-line method over their estimated useful lives. Intangible assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable based on undiscounted cash flows and, if impaired, written down to fair value.

Product Warranties

The Company sells the majority of its products to customers along with repair or replacement warranties. The Company determines its estimated liability for warranty claims based on its historical experience. It is reasonably possible that the Company's estimate of the accrued product warranty claims will change in the near term. Estimated costs for product warranties are recognized at the date the revenue is recognized.

Customer Advances

Customer advances primarily represent advance payments received on products. Revenue from service contracts is recognized using the straight-line method over the term of the related contract.

Derivative Instruments

The Company, as a result of its operating and financing activities, is exposed to changes in foreign currency exchange rates, which may adversely affect its results of operations and financial position. In seeking to minimize the risks and/or costs associated with changes in foreign currency exchange rates, the Company may enter into derivative contracts.

The Company manages its foreign currency related risk primarily through the use of foreign currency forward contracts. The contracts held by the Company are denominated in Euros and British Pounds. The Company has entered into foreign currency forward contracts that are designated as cash flow hedges of exchange rate risk related to forecasted foreign currency-denominated intercompany sales.

The Company recorded the fair value of the forward contracts on the consolidated balance sheets. The Company recorded an unrealized loss of $791, net of the effect of income taxes of $600, as a cumulative effect adjustment of accumulated other comprehensive income at December 31, 2016. At December 31, 2016, the Company had a cash flow hedge for 1,932 British Pounds with a maturity date in January 2017.

2.	Summary of Significant Accounting Policies (Continued)

Derivative Instruments (Continued)

The following table presents the amounts reclassified out of each component of accumulated other comprehensive loss for the year ended December 31, 2016.

	Amount Reclassified	Affected Line Item in Consolidated Statements of Operations

Realized gain on foreign currency forward contracts	$4,320	Foreign currency loss

The Company recorded an unrealized loss of $22,207, net of the effect of income taxes of $9,700, as a cumulative effect adjustment of accumulated other comprehensive income at December 31, 2015. At December 31, 2015, the Company had cash flow hedges for the Euro with maturity dates ranging from February 2016 to May 2016 for 349,903 Euros. At December 31, 2015, the Company had cash flow hedges for 79,373 British Pounds with maturity dates ranging from January 2016 to July 2016.

The following table presents the amounts reclassified out of each component of accumulated other comprehensive loss for the year ended December 31, 2015.

	Amount Reclassified	Affected Line Item in Consolidated Statements of Operations

Realized gain on foreign currency forward contracts	$38,284	Foreign currency loss

Revenue Recognition

The Company recognizes revenue upon transfer of title of product, which is generally upon shipment to the customer, and performance of services.

Sales Taxes

The Company collects and remits sales taxes during the normal course of business. These taxes are reported net in the accompanying consolidated statements of operations and therefore do not impact reported revenues or expenses.

Shipping and Handling

Shipping and handling costs are included as a component of cost of goods sold.

Advertising

Advertising and marketing costs are expensed as incurred and amounted to approximately $208,000 and $204,000 for the years ended December 31, 2016 and 2015, respectively.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due and deferred taxes related primarily to differences between the basis of property and certain accrued expenses for financial and income tax reporting purposes. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

2.	Summary of Significant Accounting Policies (Continued)

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements, provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair market value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets and liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

The three levels of the fair value hierarchy under ASC 820 are described below:

●     Level 1     Inputs to the valuation methodology are unadjusted quoted prices for identical assets and liabilities in active markets that the Company has the ability to access.

●     Level 2     Inputs to the valuation methodology include:

■	Quoted prices for similar assets or liabilities in active markets;
■	Quoted prices for identical or similar assets or liabilities in inactive markets;
■	Inputs other than quoted prices that are observable for the asset or liability;
■	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●     Level 3     Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

At both December 31, 2016 and 2015, the fair values for the Company’s foreign currency forward contracts are determined using significant other observable inputs (Level 2) and are based on the expected future cash flows of the contracts.

Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made to the prior year information to conform to the current year presentation.

3.	inventory

Inventory consisted of the following at December 31:

	2016	2015

Raw materials	$980,114	$999,718
Work-in-process	252,541	200,736
Finished goods	715,842	765,208
Short-term rental and demo equipment	94,541	321,592

	2,043,038	2,287,254

Less: Reserve for obsolescence	(262,175)	(259,299)

	$1,780,863	$2,027,955

4.	property and equipment

Property and equipment consisted of the following at December 31:

	2016	2015

Leasehold improvements	$324,621	$326,531
Test equipment	38,065	38,065
Machinery and equipment	923,538	751,049
Computer equipment	103,180	105,585
Furniture and fixings	73,445	88,110
Demo equipment	97,309	68,798
Lab equipment	73,088	116,100

	1,633,246	1,494,238

Less: Accumulated depreciation and amortization	(915,147)	(728,651)

	$718,099	$765,587

Depreciation and amortization expense totaled $295,814 and $281,261 for the years ended December 31, 2016 and 2015, respectively.

5.	FAIR VALUE MEASUREMENTS

The fair value of liabilities measured at fair value at December 31, 2016 was as follows:

	Level 1	Level 2	Level 3	Total

Description
Forward contract payable	$-	$573	$-	$573

5.	FAIR VALUE MEASUREMENTS (Continued)

The fair value of assets measured at fair value at December 31, 2015 was as follows:

	Level 1	Level 2	Level 3	Total

Description
Forward contract receivable	$-	$885	$-	$885

6.	GOODWILL

Goodwill subject to amortization consisted of the following at December 31, 2016:

	Weighted Average Remaining Useful Life	Gross Asset	Accumulated Amortization	Net

Goodwill	7.3	$3,792,648	$(1,042,987)	$2,749,661

Goodwill subject to amortization consisted of the following at December 31, 2015:

	Weighted Average Remaining Useful Life	Gross Asset	Accumulated Amortization	Net

Goodwill	8.3	$3,792,648	$(663,723)	$3,128,925

Amortization expense related to goodwill was $379,264 and $406,449 for the years ended December 31, 2016 and 2015, respectively.

Estimated aggregate amortization of goodwill is as follows for the years ending December 31:

2017	$379,264
2018	379,264
2019	379,264
2020	379,264
2021	379,264
Thereafter	853,341

$2,749,661

7.	INTANGIBLE ASSETS

Intangible assets subject to amortization consisted of the following at December 31, 2016:

	Weighted Average Remaining Useful Life	Gross Assets	Accumulated Amortization	Net

Customer relationships	7.3	$6,484,000	$(1,783,100)	$4,700,900
Technology	7.3	2,341,000	(643,775)	1,697,225
IPR&D	7.3	408,000	(112,200)	295,800
Trade names	7.3	693,000	(190,575)	502,425

		$9,926,000	$(2,729,650)	$7,196,350

Intangible assets subject to amortization consisted of the following at December 31, 2015:

	Weighted Average Remaining Useful Life	Gross Assets	Accumulated Amortization	Net

Customer relationships	8.3	$6,484,000	$(1,134,700)	$5,349,300
Technology	8.3	2,341,000	(409,675)	1,931,325
IPR&D	8.3	408,000	(71,400)	336,600
Trade names	8.3	693,000	(121,275)	571,725

		$9,926,000	$(1,737,050)	$8,188,950

Amortization expense related to intangible assets was $992,600 for each of the years ended December 31, 2016 and 2015.

Estimated aggregate amortization of acquired intangible assets is as follows for the years ending December 31:

2017	$992,600
2018	992,600
2019	992,600
2020	992,600
2021	992,600
Thereafter	2,233,350

$7,196,350

The Company considered the period of expected cash flows used to measure the fair value of the acquired customer relationships in determining the useful life of the acquired customer relationships for amortization purposes. The Company’s future cash flows are not materially impacted by its ability to extend or renew its acquired customer relationships.

8.	FINANCING ARRANGEMENTS

Line-of-Credit

The Company had a $1,000,000 revolving line-of-credit with a bank through July 2016 with amounts borrowed collateralized by all assets of the Company. Interest only payments were due monthly at variable interest rates based on the bank’s prime rate (3.50% at December 31, 2015). There was no amount outstanding under the terms of this arrangement at December 31, 2015. The Company did not renew the line-of-credit upon maturity in July 2016.

Long-Term Debt

Long-term debt consisted of the following at December 31:

	2016	2015

Term note payable to a financial institution in monthly installments of $38,690, plus interest, through April 2021, at which time all outstanding principal and interest becomes due. The note bears interest at the one month LIBOR plus 250 basis points (3.12% at December 31, 2016). The note is collateralized by substantially all of the assets of Ambrell Corp.	$2,050,595	$2,514,881

Less: Current portion	(464,286)	(464,286)

	$1,586,309	$2,050,595

Future minimum principal payments required under the terms of the long-term debt arrangements are as follows for the years ending December 31:

2017	$464,286
2018	464,286
2019	464,286
2020	464,286
2021	193,451

$2,050,595

Financial Covenants

The Company’s financing arrangement contains financial covenants, including, but not limited to, earnings before interest, taxes, depreciation and amortization (EBITDA) to fixed charges ratio and total funded debt to EBITDA. The Company was in compliance with these covenants at December 31, 2016. The Company was not in compliance with these covenants at December 31, 2015. Subsequent to December 31, 2015, the Company received a waiver effecting compliance.

Cash Paid for Interest

During the years ended December 31, 2016 and 2015, the Company made interest payments totaling approximately $72,000 and $76,000, respectively.

9.	EQUITY

At December 31, 2016 and 2015, there were 20,000,000 shares of common stock, $0.01 par value, authorized and 100 shares issued and outstanding.

10.	INCOME TAXES

The benefit from income taxes consisted of the following for the years ended December 31, 2016 and 2015:

	2016	2015

Current tax (expense):
Federal	$(18,255)	$(805)
State	8,717	(2,557)
Foreign	(68,965)	(116,996)

	(78,503)	(120,358)

Deferred tax benefit	264,827	428,476

	$186,324	$308,118

The income tax benefit differs from the amount of income tax benefit determined by applying the applicable U.S. statutory income tax rate of 34% to the pre-tax net loss as follows for the year ended December 31, 2016 and 2015:

	2016	2015

Computed “expected” tax benefit	$411,300	$655,600
State tax benefit, net of federal benefit	5,800	1,700
Foreign tax rate differential	(96,500)	(166,900)
Permanent differences	(95,550)	(233,668)
Other	(38,726)	51,386

	$186,324	$308,118

The Company’s deferred tax assets (liabilities) related to the following items at December 31:

	2016	2015

Current deferred taxes:
Accounts receivable	$63,734	$113,253
Inventory	69,684	52,463
Accrued expenses	240,480	110,271
Other	199	(468)

Total current deferred tax asset	$374,097	$275,519

Net long-term deferred taxes:
Intangible assets	$(2,390,514)	$(2,785,653)
Fixed assets	(140,650)	(105,610)
Business credits	120,670	189,239
Net operating loss carryforward	-	69,310
Other	-	55,304

Total non-current deferred liability	$(2,410,494)	$(2,577,410)

11.	EMPLOYEE BENEFIT PLAN

The Company has a retirement savings plan under Section 401(k) of the Internal Revenue Code. Employees are immediately eligible to participate in the Plan upon employment and are eligible for employer matching contributions after completing one year of service, as defined in the Plan. The Plan allows eligible employees to make voluntary contributions up to 100% of compensation, up to the federal government contribution limits. The Company will make a matching contribution of 25% of each employee’s contributions up to a maximum of 2% of such employee’s compensation. For the years ended December 31, 2016 and 2015, the Company made matching contributions of $52,798 and $68,328, respectively.

12.	LEASES

The Company leases its facilities as well as equipment under the terms of operating lease agreements requiring total current monthly payments ranging between approximately $6,500-$34,000 and expiring at varying times through 2029. Lease expense under the terms of these lease agreements during the years ended December 31, 2016 and 2015 totaled approximately $395,000 and $378,000, respectively. Future minimum payments required under the terms of these lease agreements are as follows for the years ending December 31:

2017	$406,477
2018	119,309
2019	82,974
2020	80,585
2021	77,804
Thereafter	505,856

$1,273,005

13.	WARRANTY OBLIGATIONS

The Company has warranty obligations in connection with the sale of its equipment. The original warranty period for equipment products is generally one year. The costs to provide for these warranty obligations are estimated and recorded as an accrued liability at the time of sale. The Company estimates its warranty cost at the point of sale for a given product based on historical failure rates and costs to repair. The change in the Company’s accrued warranty obligations balance, which is included in accrued expenses, was as follows:

Accrued warranty obligations – January 1, 2015	$75,000
Actual warranty experience during 2015	(55,569)
Warranty provisions during 2015	55,569
Accrued warranty obligations - December 31, 2015	75,000
Actual warranty experience during 2016	(34,921)
Warranty provisions during 2016	34,921
Accrued warranty obligations - December 31, 2016	$75,000

14.     Employment Contracts

The Company has employment contracts with key personnel. These agreements expire during 2017 and provide for minimum salary requirements, insurance benefits, and other fringe benefits. The minimum payments required under the terms of these employment contracts is $175,000 for the year ending December 31, 2017.

15.     RELATED PARTY TRANSACTIONS

Management Fees

The Company entered into a Management Agreement in 2014 with an entity affiliated through common ownership with the majority stockholders (the Affiliated Entity). Under the terms of the Management Agreement, the Affiliated Entity provides management services for the Company for annual consideration of the greater of 1) $200,000 or 2) 6.0% of the Company’s earnings before interest, taxes, depreciation, and amortization for the year prior. Amounts are payable in quarterly installments of $50,000. During 2016 and 2015, the Company paid the Affiliated Entity $150,000 and $200,000, respectively, which is included in general and administrative expenses on the consolidated statement of operations. At December 31, 2016, there were accrued management fees of $50,000.

16.     MERGER TRANSACTION PAYABLE

Merger transaction payable consists of amounts due to former shareholders as a result of the acquisition of the Company on March 31, 2014, and totaled $62,517 at both December 31, 2016 and 2015.

17.     SUBSEQUENT EVENTS

Subsequent events have been evaluated through August 1, 2017, which is the date the financial statements were available to be issued.